SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):     August 29, 2006
webMethods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-15681 (Commission File Number)	54-1807654 (I.R.S. Employer Identification No.)

3877 Fairfax Ridge Road South Tower Fairfax, Virginia (Address of Principal Executive Offices)		22030 (Zip Code)
Registrant’s telephone number including area code:     (703) 460-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Stockholder Approval of 2006 Omnibus Stock Incentive Plan
On August 29, 2006, the stockholders of webMethods, Inc. approved the webMethods, Inc. 2006 Omnibus Stock Incentive Plan (the “2006 Plan”), which was previously approved by the Board of Directors on July 6, 2006.
The 2006 Plan authorizes the issuance of options to purchase shares of common stock and the grant of stock awards, which consist of stock bonus awards, restricted stock awards, stock appreciation rights, deferred shares and performance shares.
Administration of the 2006 Plan is carried out by the Board of Directors or any committee of the Board of Directors to which the Board of Directors has delegated all or a portion of responsibility for the implementation, interpretation or administration of the 2006 Plan. The Board of Directors or such committee may delegate to one or more of our officers the authority to grant and administer stock options and stock awards to persons who are not our directors or executive officers, as long as the Board of Directors or such committee has first fixed the total number of shares of common stock that may be subject to such awards.
Our employees, officers, directors and consultants (including employees, officers, directors and consultants of our affiliates) are eligible to participate in the 2006 Plan. Awards other than incentive stock options may be granted to any such person; incentive stock options may be granted only to those persons who are employees of webMethods or a subsidiary corporation.
The administrator of the 2006 Plan will select the participants who are granted stock options or stock awards and, consistent with the terms of the 2006 Plan, will establish the terms of each stock option or stock award. The maximum period in which a stock option may be exercised will be fixed by the administrator but cannot exceed seven years.
Under the 2006 Plan, the maximum number of shares of common stock that may be subject to stock options or stock awards is (a) 8,500,000 plus (b) the number of shares of stock which are, as of the date on which our stockholders approve the 2006 Plan, subject to outstanding stock options or stock appreciation rights under our Amended and Restated Stock Option Plan (the “Expiring Plan”) and are not issued and will not be issued under our Expiring Plan because stock options or stock appreciation rights under such plan expire, become unexercisable or terminate unexercised, in whole or in part, after the date of approval of the 2006 Plan by our stockholders. Any such increase, however, may not exceed 18,000,000 additional shares of common stock. Notwithstanding the provisions of the 2006 Plan referenced above, the maximum number of shares of common stock that may be issued pursuant to stock bonus awards, restricted stock awards, deferred shares and performance shares is 4,000,000. No participant in the 2006 Plan may be granted awards representing more than 850,000 shares in any one calendar year. If an option or stock award terminates, expires or becomes unexercisable, the unissued or unpurchased shares (or shares subject to an unexercised stock appreciation right) that were subject to such grants become available under the first sentence of this paragraph for future awards under the 2006 Plan. In addition, shares that are issued under any type of award under the 2006 Plan and that are repurchased or reacquired by us at the original purchase price for those shares are also available under the first sentence of this paragraph for future awards under the 2006 Plan. We will not issue any additional stock options or any stock appreciation rights under the Expiring Plan following the day of the approval of the 2006 Plan. We have no stock options or stock awards available for grant under any other plan.
In order to address potential stockholder concerns regarding the number of stock options and stock awards that we intend to grant in a given year, the Board of Directors commits to our stockholders that we will limit the number of stock options and stock awards that we grant to employees, directors and consultants during the three fiscal years commencing on April 1, 2006, so that the number of shares of common stock subject to all such grants of stock options and stock awards is not greater than an annual average of 8% of the weighted average number of shares of our common stock that we believe will be outstanding over such three year period. For purposes of calculating the number of shares granted in a fiscal year, stock bonus awards, restricted stock awards, deferred shares and performance shares will count as equivalent to (i) 1.5 shares if our annual stock price volatility is 53% or higher, (ii) two shares if our annual stock price volatility is between 25% and 52%, and (iii) four shares if our annual stock price volatility is less than 25%.
The foregoing summary description of the 2006 Plan is intended only to summarize the 2006 Plan and is qualified in its entirety by reference to the detailed summary of the 2006 Plan in Proposal 3 (Approval of The 2006 Omnibus Stock Incentive Plan) on pages 6-10 of our 2006 Proxy Statement, as filed with the Securities and Exchange Commission on July 12, 2006, and the 2006 Plan itself, which is attached hereto as Exhibit 10.1.

Amendments to Director Compensation Policy
On August 29, 2006, upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors of webMethods approved amendments to our non-management director compensation policy. Under the amended policy, non-management directors receive cash compensation, as described in the following table, from webMethods for their service as members of the Board of Directors and for their service on permanent and other committees of the Board, and receive stock option and deferred share grants, as described in the following table. In addition, all members of the Board of Directors are reimbursed for expenses in connection with attendance at Board of Directors and committee meetings.

		Initial Stock	Annual Stock	Annual Deferred
Position	Annual Fee	Option Grant	Option Grant	Share Grant
Non-executive Chairman of the Board of the Board of Directors (1)	$70,000	—	25,000 shares (2)	—
Service as a non-executive member of the Board of Directors	$40,000	55,188 shares (3)	—	$85,000 (4)
Audit Committee
Chairman (5)	$10,000	—	—	—
Member	$5,000	—	—	—
Compensation Committee and Corporate Governance and Nominating Committee
Chairman (5)	$7,500	—	—	—
Member	$5,000	—	—	—
Other Committees
Chairman (5)	$5,000	—	—	—
Member	$5,000	—	—	—

(1)	Compensation amounts for service as the Non-executive Chairman of the Board are in addition to compensation for service as a non-executive member of the Board.

(2)	Stock option grants are made at fair market value on the date of grant and generally vest ratably in monthly increments over one year.

(3)	Stock option grants are made at fair market value on the date of grant and generally vest ratably in monthly increments over three years.

(4)	The number of deferred shares issued is equal to $85,000 divided by the closing price per share of webMethods’ common stock on the date of grant. Each deferred share represents a contingent right to receive one share of common stock. The deferred shares generally vest on the first anniversary of the date of grant. Vested shares are deliverable when the individual’s service on the Board of Directors terminates.

(5)	Compensation amounts for service as a committee chairman are in addition to compensation for service as a member of the respective committee.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
The following exhibits are filed as part of this Report:
10.1	webMethods, Inc. 2006 Omnibus Equity Incentive Plan (the “2006 Plan”)

10.2	Form of Stock Option Agreement for option grants under the 2006 Plan to employees or officers other than California Residents

10.3	Form of Director Stock Option Agreement for option grants under the 2006 Plan to directors

10.4	Form of Deferred Shares Award Agreement for deferred share awards under the 2006 Plan to directors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.
By:	/s/ DAVID MITCHELL
	Name:	David Mitchell
	Title:	President and Chief Executive Officer

Date: September 5, 2006

Exhibit Index

Exhibit No.	Description

10.1	webMethods, Inc. 2006 Omnibus Equity Incentive Plan (the “2006 Plan”)

10.2	Form of Stock Option Agreement for option grants under the 2006 Plan to employees or officers other than California Residents

10.3	Form of Director Stock Option Agreement for option grants under the 2006 Plan to directors

10.4	Form of Deferred Shares Award Agreement for deferred share awards under the 2006 Plan to directors